EXHIBIT 99.1

                         AGREEMENT OF PURCHASE AND SALE



                          DATED AS OF OCTOBER 15, 2003



                                     BETWEEN



                               SRS MEDICAL CORP.,



                                       AND



                         TIMM MEDICAL TECHNOLOGIES, INC.

         THIS AGREEMENT OF PURCHASE AND SALE (this "AGREEMENT"), is entered into as of October 15, 2003, by and between SRS Medical Corp., a Washington corporation ("BUYER") and Timm Medical Technologies, Inc. ("SELLER").

                                   ARTICLE I.

                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.01 DEFINITIONS.

         (a) "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

         (b) "AMENDED INVENTORY SCHEDULE" shall have the meaning set forth in Section 1.05(f).

         (c) "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 3.01(a)(ii).

         (d)      "ASSUMED LIABILITIES" shall have the meaning set forth in
                  Section 1.03.

         (e)      "BASKET AMOUNT" shall have the meaning set forth in Section
                  4.05(b).

         (f) "BILL OF SALE" shall have the meaning set forth in Section 3.01(a)(i).

         (g)      "BUSINESS" shall have the meaning set forth in Section
                  1.05(a).

         (h) "BUYER" shall have the meaning set forth in the preamble of this Agreement.

         (i)      "CLOSING" shall have the meaning set forth in Section 1.04.

         (j)      "CLOSING DATE" shall have the meaning set forth in Section
                  1.04.

         (k)      "CODE" shall have the meaning set forth in Section 1.06(d).

         (l)      "CONSENT(S)" shall have the meaning set forth in Section
                  2.01(e).

         (m)      "DAMAGES" shall have the meaning set forth in Section 4.02.

         (n) "DEFERRED PAYMENT" shall have the meaning set forth in Section 1.05(a).

         (o)      "INCOME TAXES" shall have the meaning set forth in Section
                  1.06(a).

         (p)      "INDEMNIFIED PARTY" shall have the meaning set forth in
                  Section 4.04(a).

         (q)      "INDEMNIFYING PARTY" shall have the meaning set forth in
                  Section 4.04(a).

         (r) "INTELLECTUAL PROPERTY ASSIGNMENT" shall have the meaning set forth in Section 3.01(a)(iii).

         (s) "INTELLECTUAL PROPERTY RIGHTS" shall mean all U.S. and foreign patents, patent applications, registered trademarks and trademark applications owned by Seller, which relate exclusively to the Products and are set forth in the Schedules.

         (t)      "INVENTORY" shall have the meaning set forth in Section
                  1.05(f).

         (u) "KNOWLEDGE" shall mean as to an entity that such entity shall be deemed to have Knowledge of a particular fact or other matter if any individual who is serving as an executive or corporate-level officer of such entity or its parent entity is actually aware of such fact or other matter.

         (v)      "LIENS" shall have the meaning set forth in Section 2.01(d).

         (w)      "MINIMUM DEFERRED PAYMENT" shall have the meaning set forth in
                  Section 1.05(a).

         (x) "PERMITTED LIENS" shall mean any (i) encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles and (ii) any minor imperfections of title or similar encumbrances which individually or in the aggregate with other such encumbrances does not impair the value of the property subject to such encumbrance.

         (y) "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

         (z) "PRODUCTS" means Seller's (i) urodynamic devices and all accessory items; (ii) StepFree devices and all accessory items; and (iii) C3 devices and all accessory items.

         (aa) "PROMISSORY NOTE" shall have the meaning set forth in Section 1.05(a).

         (bb) "PURCHASED ASSETS" shall have the meaning set forth in Section 1.02(a).

         (cc) "PURCHASE PRICE" shall mean all amounts payable by Buyer pursuant to Section 1.05.

         (dd) "REVENUES" shall mean total gross amounts and other cash and non-cash consideration invoiced or otherwise charged in respect of items shipped, sold, transferred or otherwise distributed by Buyer or its affiliates, net of returns and any amounts invoiced or otherwise charged for sales taxes, freight and insurance (such items to be netted being referred to collectively as "DEDUCTIONS"). Notwithstanding the foregoing, with respect to any item shipped, sold, transferred or otherwise distributed by or on behalf of Buyer to an affiliate, or otherwise as part of a non-arms-length market transaction, "Revenues" will be calculated based on the greater of (a) the actual transfer price of such item and (b) the fair market value for such item if purchased in an arms-length market transaction by an unrelated, unaffiliated party, net of Deductions.

         (ee) "SCHEDULE OR SCHEDULES" means the schedules provided by Seller to Buyer at Closing, which are incorporated herein by reference.

         (ff)     "SECURITY AGREEMENT" shall have the meaning set forth in
                  Section 3.01(a).

         (gg) "SELLER" shall have the meaning set forth in the preamble of this Agreement.

         (hh)     "TAXES" shall have the meaning set forth in Section 1.06(a).

         (ii)     "TRANSACTION" shall have the meaning set forth in Section
                  1.09(b).

         (jj) "TRANSFER TAXES" shall have the meaning set forth in Section 1.06(a).

Section 1.02 SALE AND PURCHASE OF ASSETS.

         (a) ASSETS TO BE PURCHASED. At the Closing, upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as will have been waived in accordance with the terms hereof), Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase, all of Seller's right, title and interest in and to all of the assets set forth on SCHEDULE 1.02 (collectively, the "PURCHASED ASSETS").

         (b) EXCLUDED ASSETS. Buyer and Seller acknowledge and agree that the only assets of Seller to be sold to Buyer are the Purchased Assets specifically identified on SCHEDULE 1.02 and that no other assets of Seller are being sold under this Agreement.

Section 1.03 ASSUMPTION OF LIABILITIES. Except for the following liabilities (the "ASSUMED LIABILITIES"): (i) Seller's obligations under purchase orders for Products which are open and unfulfilled as of the Closing Date, which are set forth in SCHEDULE 1.03(I); (ii) Seller's warranty obligations arising under written warranties, the standard forms and a list of which are set forth in
SCHEDULE 1.03(II) ("SELLER'S WRITTEN WARRANTIES"), from sales of the Products, including without limitation the warranty obligations set forth in the warranty agreements set forth in SCHEDULE 1.03; and (iii) Seller's obligations under that certain Service and Support Provider Agreement between the Seller and Diagnostic Instruments Service Center, dated August 1, 2003, as such agreement relates to the service and support of UI Diagnostic Products (as defined therein), Buyer will not assume, and will not be liable for, any liabilities or obligations of Seller, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date, whether incurred or accruing prior to, on or after the Closing Date.

Section 1.04 CLOSING. The closing of the purchase and sale of the Purchased Assets (the "CLOSING") will take place on October 14, 2003 (the "CLOSING DATE"), at the offices of Morrison & Foerster LLP, 3811 Valley Centre Drive, Suite 500, San Diego, California, unless another date or place is agreed to in writing by the parties hereto.

Section 1.05 PURCHASE PRICE. In consideration for the Purchased Assets acquired hereunder, Buyer shall pay to Seller the aggregate principal amount of $2,693,638, plus interest on the unpaid balance at the rate of 7.5% per annum (the "PURCHASE PRICE") as follows:

         (a) DEFERRED PAYMENTS. Following the Closing Date, Buyer shall pay to Seller on a quarterly basis by bank wire transfer in immediately available funds to such bank account designated by Seller a deferred Purchase Price payment (each, a "DEFERRED PAYMENT") equal to the higher of (i) the minimum quarterly deferred payment set forth in SCHEDULE 1.05 (the "MINIMUM DEFERRED PAYMENT") or (ii)15% of the Revenues attributable to Buyer's then-existing urodynamics business, including, without limitation, any and all Revenues attributable to the urodynamics assets included in the Purchased Assets and all improvements and modifications thereto AND 15% of the Revenues attributable to the incontinence assets included in the Purchased Assets, consisting exclusively of the StepFree and C3 assets and all improvements or modifications thereto (collectively, the "BUSINESS"), but specifically excluding biofeedback, electrical stimulation and bulking agent instruments; PROVIDED, that no Minimum Deferred Payment shall be required until the quarterly period ending March 31, 2004; and PROVIDED, FURTHER, that the aggregate Deferred Payments payable under this Agreement shall not exceed the Purchase Price. Buyer will pay each Deferred Payment no later than 45 days after the end of each quarterly period, or portion thereof for the first and last periods, ending on March 31, June 30, September 30 and December 31 of each year. Any Deferred Payment not paid when due under this Agreement shall bear interest at one and one-half percent (1.5%) per month, compounded monthly or, if less, the highest amount permissible under applicable law. The Purchase Price shall be evidenced by the secured promissory note set forth in SCHEDULE 3.01(A)(V) (the "PROMISSORY NOTE").

         (b) QUARTERLY INFORMATION REPORT. Buyer shall provide to Seller, concurrently with each quarterly Deferred Payment, a report showing in reasonable detail the determination of Revenues for such quarter. Buyer shall provide Seller with access during normal business hours and upon reasonable notice to such additional information as is necessary for Seller to audit and verify such reports.

         (c) ANNUAL CERTIFICATION. No later than sixty (60) days after the expiration of each calendar year, Buyer shall deliver to Seller a statement setting forth Buyer's determination of the Revenues for such calendar year and Buyer's determination of the Deferred Payments payable or paid to Seller corresponding to such calendar year, accompanied by a certificate executed on behalf of Buyer by the chief financial officer of Buyer, to the effect that, to the best of such officer's Knowledge after due inquiry, said determinations were made in accordance with the applicable provisions of this Agreement.

         (d) OPERATION OF BUSINESS IN COMMERCIALLY REASONABLE MANNER. During the period in which any portion of the Deferred Payments is payable, Buyer shall conduct the Business in a commercially reasonable manner and shall not take, or allow its affiliates to take, any action intended to minimize or diminish the amount of the Deferred Payments payable to Seller. Without limiting the generality of the foregoing, Buyer will not: (i) divert the Revenues of the Business into any of Buyer's other businesses; (ii) sell or otherwise transfer a controlling interest in the Business or the Purchased Assets nor enter into any merger, consolidation, recapitalization, sale or transfer of substantial assets or sale, exchange or transfer of capital stock or other securities or other business combination (by operation of law or otherwise) affecting the Business or the Purchased Assets, unless the surviving entity from such transaction expressly agrees, in writing, to assume Buyer's obligation in respect to the payment of the Deferred Payments; or (iii) take any other action that could reasonably be expected to degrade the reputation of the Business or the amount of Revenues earned following the Closing.

         (e) AUDIT. For a period of two (2) years following the expiration of each calendar quarter (or portion thereof) during which this Agreement is in effect, Seller may deliver to Buyer a written notice requesting that independent certified public accountants selected by Seller and reasonably acceptable to Buyer review Buyer's determinations of Revenues and the amount of the corresponding Deferred Payments for a given quarter or quarters. Buyer shall allow, and cooperate with, such auditors to prepare, within sixty (60) days after the delivery of such written notice to Buyer, during normal business hours and not more than one (1) time per calendar year, a report of the audit of Buyer's determination of Revenues and the amount of the corresponding Deferred Payments for a given quarter or quarters to the effect that said determinations were made in accordance with the applicable provisions of this Agreement. In the event that the audit reveals that any Deferred Payment hereunder was less than the amount actually due, Buyer shall deliver to Seller the entire shortfall amount within ten (10) days after the completion of the audit; provided, further that in the event any Deferred Payment hereunder was less than the amount actually due and payable by five percent (5%) or more, then all costs of the audit shall be borne by Buyer. Otherwise Seller shall bear the cost of the audit, without limitation to Buyer's obligation to pay any shortfall. In the event that the audit reveals that any Deferred Payments hereunder exceeded the amount actually due, Seller shall reimburse the Buyer for the entire overpayment within ten (10) days after completion of the audit. Buyer shall keep, and shall cause each Person which shall use or have access to the Purchased Assets, including any applicable licensees, sublicensees and affiliates thereof, to keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating the Deferred Payments. Such books of account, with all necessary supporting data, shall be kept at their respective principal places of business.

         (f) PURCHASE PRICE ADJUSTMENT. The parties acknowledge that $505,499 of the Purchase Price represents Seller's good faith estimate of the direct cost of Seller's raw materials, work-in-process and finished goods inventory including all units on loan (collectively, "INVENTORY") as of the Closing, as set forth on SCHEDULE 1.02(E) attached hereto. Promptly after the second week following the Closing, Seller shall prepare in good faith and deliver to Buyer a revised and updated Schedule 1.02(E) (the "AMENDED INVENTORY SCHEDULE") and any additional Inventory set forth therein. If the aggregate value of such Inventory set forth in the Amended Inventory Schedule is less than $505,499, then, on the date that Seller delivers to Buyer the Amended Inventory Schedule, the difference shall be credited against the principal amount of the Promissory Note. If the aggregate value of such Inventory set forth in the Amended Inventory Schedule is more than $505,499, then, on the date that Seller delivers to Buyer the Amended Inventory Schedule, the outstanding principal amount of the Promissory Note shall be increased by the difference in the aggregate value of such Inventory, and the parties hereby agree to amend the Promissory Note and take any other necessary actions to reflect such difference.

Section 1.06 TAX MATTERS.

         (a) Notwithstanding any legal requirements to the contrary, Buyer and Seller shall each be responsible for and pay fifty percent (50%) of any Transfer Taxes when due, and Buyer shall, at its own expense, file all necessary Tax returns and other documentation with respect to all such Transfer Taxes; PROVIDED, HOWEVER, that, if required by any legal requirement, Seller will join in the execution of any such Tax returns and other documentation. "TRANSFER TAXES" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties; but excluding all Income Taxes. "INCOME TAXES" shall mean any net income, gross income, gross receipts, franchise, profits, gains or alternative or add-on minimum Tax or comparable governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to Tax or additional amount and any interest on such penalty, addition to Tax or additional amount, imposed by any Tax authority. "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") shall mean any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax authority.

         (b) Except as provided in Section 1.06(a), Seller shall be responsible for and shall (i) pay any Taxes (and shall be entitled to all refunds of any Taxes) arising or resulting from or in connection with the ownership or operation of the Purchased Assets (including Income Taxes arising from or relating to the sale of the Purchased Assets hereunder) attributable to any Taxable period ending on or before the Closing Date, or, in the case of any Taxable period which includes the Closing Date, the portion of such period up to and including the Closing Date, and (ii) pursuant to Section 4.02, indemnify and hold harmless Buyer and its successors and assigns for Taxes of Seller that are imposed with respect to the Purchased Assets relating to any Taxable period or portion thereof ending on or before the Closing Date (regardless of whether or not such Taxes result in Liens on the Purchased Assets). Except as provided in Section 1.06(a), Buyer shall be responsible for and shall (i) pay any Taxes (and shall be entitled to all refunds of any Taxes) arising or resulting from or in connection with the ownership or operation of the Purchased Assets attributable to any Taxable period beginning after the Closing Date or, in the case of any Taxable period which includes, but does not begin on, the Closing Date, the portion of such period beginning after the Closing Date, and
                  (ii) pursuant to Section 4.03, indemnify and hold harmless Seller and its successors and assigns for Taxes of Buyer that are imposed with respect to the Purchased Assets relating to any Taxable period or portion thereof ending after the Closing Date.

         (c) All real property, personal property, ad valorem or other similar Taxes (not including Transfer Taxes or Income Taxes) levied with respect to the Purchased Assets for a Taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer based on the number of days included in such period up to and including the Closing Date and the number of days included in such period beginning after the Closing Date.

         (d) Notwithstanding any other provision of this Agreement or the Promissory Note to the contrary, the portion of the Purchase Price that shall be treated as interest for Income Tax purposes, if any, shall be determined by Seller in accordance with Sections 483 and 1274 of the Internal Revenue Code of 1986, as amended ("Code").

Section 1.07 ALLOCATION OF PURCHASE PRICE. As soon as practicable after the Closing Date, Buyer shall provide to Seller for Seller's review and approval (which approval shall not be unreasonably withheld) a proposed allocation of the Purchase Price among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code). All allocations made pursuant to this Section 1.07 shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any Tax return (including IRS Form 8594), before any Tax authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other parties to this Agreement or unless specifically required pursuant to a determination by an applicable Tax authority. The parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.

Section 1.08 BULK TRANSFERS. The Seller has requested that Buyer waive, and Buyer hereby agrees to waive, the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Purchased Assets are located, and Seller agrees to indemnify and hold Buyer harmless from and against any Damages that Buyer incurs by virtue of Seller's noncompliance with such applicable laws, if any.

Section 1.09 PRESS RELEASES.

         (a) Neither party hereto shall issue a press release or other publicity announcing the sale of the Purchased Assets or any other aspect of the transactions contemplated hereby without the prior written approval of the other party, which shall not be unreasonably withheld, except and to the extent that counsel for such party shall determine that such disclosure is required (i) by applicable law, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, (ii) for financial statement disclosure, or (iii) pursuant to any applicable securities registration or stock exchange requirements.

         (b) The parties to this Agreement acknowledge that, effective immediately upon commencement of discussions between them with respect to the sale and purchase of the Purchased Assets ("TRANSACTION"), each of them (and each of their employees, representatives, or other agents) has been and is permitted to disclose to any and all Persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are or have been provided to them relating to such federal tax treatment and federal tax structure; provided that, with respect to any document or similar item that in either case contains information concerning the federal tax treatment or federal tax structure of the Transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the federal tax treatment or federal tax structure of the Transaction. This provision is intended to qualify for the presumption that the Transaction is not offered under conditions of confidentiality as set forth in Section 1.6011-4(b)(3)(iii) of the Treasury Regulations and shall be interpreted to authorize disclosure only to the extent necessary to so qualify. The parties to this Agreement acknowledge that this written authorization does not constitute a waiver by any party of any privilege held by such party pursuant to the attorney-client privilege or the confidentiality privilege of Section 7525(a) of the Code.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

Section 2.01 REPRESENTATIONS AND WARRANTIES OF SELLER.

         Seller represents and warrants to, and agrees with, Buyer as follows (except as set forth on SCHEDULE 2.01, which exceptions shall be deemed to be representations and warranties as if made hereunder):

         (a) ORGANIZATION. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

         (b) AUTHORIZATION. Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Seller has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) NON-CONTRAVENTION. Neither the execution and delivery by Seller of this Agreement nor the performance by Seller of its obligations hereunder, will, or with the giving of notice or the lapse of time or both would, (i) conflict with, result in a breach of, or constitute a default under, any provision of the charter or other organizational or governing documents of Seller or any material contract, indenture, lease, sublease, loan agreement, Lien (other than Permitted Liens) or other obligation or liability to which it is a party or by which any of the Purchased Assets is affected or bound; or (ii) result in the creation or imposition of any Lien upon the Purchased Assets (other than Permitted Liens).

         (d) TITLE. Except as set forth in SCHEDULE 2.01(D), Seller has good and marketable title to all of the Purchased Assets, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever ("LIENS") other than Permitted Liens. At the Closing, Seller will transfer to Buyer good and marketable title to all of the Purchased Assets, in each case free and clear of all Liens other than Permitted Liens.

         (e) CONSENTS AND APPROVALS. Except for filings required for the assignment of the Intellectual Property Rights set forth on
                  SCHEDULE 1.02 and as otherwise set forth in SCHEDULE 2.01(E), no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "CONSENT" and sometimes collectively as "CONSENTS") of any individual or entity, including without limitation any governmental authority, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated herein.

         (f) LITIGATION. Except as set forth in SCHEDULE 2.01(F), there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental authority, pending or, to Seller's Knowledge, threatened, against Seller relating directly to any of the Purchased Assets. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding to which it is a party relating directly to the Purchased Assets.

         (g) INTELLECTUAL PROPERTY. The Seller has not received written notice, and does not otherwise have Knowledge, of any pending or threatened suit, action or proceeding that either does or would limit, cancel or question the validity of, or Seller's rights in and to, any of the Intellectual Property Rights.

         (h) DISTRIBUTORS. SCHEDULE 2.01(H) sets forth in all materials respects a true, accurate and complete list of each distributor through which Seller currently distributes the Products. The Seller has not received written notice, and does not otherwise have Knowledge, that any current distributor identified in SCHEDULE 2.01(h) may cease dealing with Seller.


Section 2.02 REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to, and agrees with, Seller as follows:

         (a) ORGANIZATION AND ASSETS. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Washington. Buyer is a wholly-owned subsidiary of SRS Medical Systems, Inc. ("PARENT"). Except for the ownership of the assets of the In-Flow product line as set forth in SCHEDULE 2.02 attached hereto by Parent (or Parent's wholly-owned subsidiary, as the case may be), Buyer owns all of the collective assets of Parent and Parent's Affiliates.

         (b) BINDING OBLIGATION. Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution and delivery of this Agreement and the other transactions contemplated hereby and, no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) CONSENTS AND APPROVALS. No Consents of any individual or entity, including without limitation any governmental authority, is required in connection with the execution, delivery or performance of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated herein.

         (d) LITIGATION. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental authority, pending or, to Buyer's Knowledge, threatened, against Buyer which questions or challenges the validity of this Agreement or would prevent Buyer from completing the transactions contemplated by the Agreement.

         (e) COVERED ENTITY. Buyer is or will be as of the Closing a "covered entity" as defined in Title 45, Section 160.103, of the Code of Federal Regulations, as amended from time to time.

ARTICLE III.

                               CLOSING OBLIGATIONS

Section 3.01 SELLER CLOSING DELIVERIES. Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to complete the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Seller shall deliver, or cause to be delivered, to Buyer at or prior to the Closing the following documents:

                  (i) a bill of sale for all of the Purchased Assets substantially in the form of SCHEDULE 3.01(A)(I) (the "BILL OF Sale") executed by Seller;

                  (ii) an assignment and assumption agreement substantially in the form of SCHEDULE 3.01(A)(II) (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") executed by Seller;

                  (iii) one or more intellectual property assignments, each substantially in the form of SCHEDULE 3.01(A)(III) (together, the "INTELLECTUAL PROPERTY ASSIGNMENTS") executed by Seller; and

                  (iv) a security agreement from Buyer granting to Seller a security interest in the Purchased Assets to secure Buyer's payment of the Deferred Payments substantially in the form of SCHEDULE 3.01(A)(IV) (the "SECURITY AGREEMENT").

Section 3.02 BUYER CLOSING DELIVERIES. Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to complete the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) Buyer shall deliver, or cause to be delivered, to Seller at or prior to the Closing the following documents:

                  (i) the Assignment and Assumption Agreement executed by Buyer;

                  (ii)     the Promissory Note; and

                  (iii)    the Security Agreement.

                                  ARTICLE IV.

                  SURVIVAL, INDEMNIFICATION AND NONSOLICITATION

Section 4.01 SURVIVAL. The representations, warranties and covenants of each party contained in this Agreement, and all claims in respect of any breach of any such representation, warranty or covenant, will survive the Closing and shall expire upon that date which is twelve (12) months after the Closing Date, except that the covenants set forth in Sections 1.03, 1.05 and 4.06 and all representations and warranties of Seller relating to Section 2.01(d) (Title) shall survive indefinitely. Notwithstanding the foregoing, any representation, warranty or covenant that would otherwise terminate in accordance with this
Section 4.01 shall continue to survive, if a notice of Claim pursuant to this
Article 4 shall have been timely given under Section 4.04 on or prior to such termination date, until the related claim has been satisfied or otherwise resolved as provided herein. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition expressly based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants and obligations.

Section 4.02 INDEMNIFICATION BY SELLER. Except as hereinafter set forth, Seller shall indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses (collectively, "DAMAGES"), which may arise out of: (a) any misrepresentation or other breach or violation of this Agreement by Seller; (b) Seller's ownership or operation of the Purchased Assets prior to the Closing, other than the Assumed Liabilities; or (c) any product liability claim or other third party claim relating to the Products, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring prior to the Closing Date.

Section 4.03 INDEMNIFICATION BY BUYER. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Seller and its successors and assigns and its respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all Damages, which may arise out of: (a) any misrepresentation or other breach or violation of this Agreement by Buyer; (b) Buyer's ownership or operation of the Purchased Assets after the Closing; (c) the Assumed Liabilities; or (d) any product liability claim or other third party claim relating to the Products, whether presently in existence or arising hereafter from acts, events, conditions or circumstances existing or occurring on or after the Closing Date.

Section 4.04 CLAIMS FOR INDEMNIFICATION.

         (a) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED PARTY"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby.

         (b) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, if the Indemnifying Party admits to the Indemnified Party and agrees in writing that it will be obligated under the terms of its indemnity hereunder in connection with such claim, the Indemnifying Party will be entitled to assume control of the defense of such action or claim, at its sole expense, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                  (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                  (ii) no Indemnifying Party will consent to the entry of any judgment or enter into any settlement that: (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; or (B) would result in the imposition against the Indemnified Party of injunctive or other equitable relief; or (C) could materially interfere with the business, operations or assets of the Indemnified Party; and

                  (iii) if the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions within ten (10) business days after receipt of notice of the claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the reasonable cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 4.04; provided that the Indemnifying Party and the Indemnified Party will not consent to the entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed, and that: (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; or (B) would result in the imposition against the Indemnified Party of injunctive or other equitable relief; or (C) could materially interfere with the business, operations or assets of the Indemnified Party; provided, further, that if the Indemnified Party assumes the defense of such claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement and will consult with and consider reasonable advice from the Indemnifying Party.

Section 4.05 INDEMNIFICATION LIMITS.

         (a)      Except for fraud and Buyer's obligations under Sections 1.03,
                  1.05 and 4.06, the indemnification provisions set forth in this Article 4 shall be the exclusive remedy for the Indemnified Party for a breach of any representation, warranty or covenant by the Indemnifying Party and shall be in lieu of any rights the Indemnified Party may have under law or in equity with respect to any such breaches or otherwise. Except for fraud and Buyer's obligations under Sections 1.03, 1.05 and 4.06, the liability of each party as an Indemnifying Party hereunder shall not exceed $1,000,000 in the aggregate.

         (b)      Except for fraud and Buyer's obligations under Sections 1.03,
                  1.05 and 4.06 and except for Seller's obligations under
                  Section 1.08, none of Seller or Buyer, as the case may be, will be entitled to indemnification for any Damages under this
                  Article 4 unless the aggregate of all Damages is more than Fifty Thousand Dollars ($50,000) (the "BASKET AMOUNT"). When the aggregate amount of all such Damages hereunder equals or exceeds the Basket Amount, Buyer or Seller, as the case may be, will be entitled to full indemnification of all claims, including the Basket Amount. The parties hereto agree that the Basket Amount is not a deductible amount, nor that the Basket Amount will be deemed to be a definition of "material" for any purpose in this Agreement.

Section 4.06 NONSOLICITATION BY BUYER AND ITS AFFILIATES.

         (a) In addition to Seller's other remedies set forth in this Agreement, in the event of Buyer's breach of its obligations under Section 1.05, Seller shall have the right, but not the obligation, to require Buyer and its Affiliates to cease contracting or doing business with, contacting or attempting to contact, diverting or attempting to divert, soliciting or attempting to solicit, and interfering or attempting to interfere with any (i) customer (or their respective Affiliates) of the Products and (ii) Person employed by Seller or any of its Affiliates who has conducted or conducts business with such customer.

         (b) It is the understanding of the parties that the scope of the covenants contained in this SECTION 4.06 are necessary to protect the rights of Seller in the event of Buyer's breach of its obligations under Section 1.05. It is the parties' intention that these covenants be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by the law of that jurisdiction whose law is found to be applicable to any acts in breach of these covenants.

         (c) The parties agree that, in the event of breach or threatened breach of Buyer's covenants in this SECTION 4.06, the damage or imminent damage to Seller will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that Seller shall be entitled to injunctive relief against Buyer in the event of any breach or threatened breach of any of such covenants by Buyer, in addition to any other relief (including damages) available to Seller under this Agreement or under applicable law.

                                   ARTICLE V.

                               GENERAL PROVISIONS

Section 5.01 FURTHER ASSURANCES; COOPERATION. Each of the parties hereto will, until, during, and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Buyer and without further consideration, Seller will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, and to put Buyer in actual possession and operating control thereof.

Section 5.02 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by facsimile, once such notice or other communication is transmitted to the facsimile number specified below and electronic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

                  If to Seller:

                           Timm Medical Technologies, Inc.
                           c/o Endocare, Inc.
                           201 Technology Drive
                           Irvine, California 92618
                           Attention: President
                           Fax (949) 450-5302

                  with a required copy to:

                           Morrison & Foerster LLP
                           3811 Valley Centre Drive, Suite 500
                           San Diego, California 92130-2332
                           Attention: Steven G. Rowles
                           Fax (858) 720-5125

                  If to Buyer:

                           SRS Medical Corp.
                           14950 N.E. 95th
                           Redmond, WA 98052
                           Attn:    Chief Executive Officer
                           Fax:     (425) 882-1935
                  with a required copy to:

                            Nutter McClennen & Fish, LLP
                            World Trade Center West
                            155 Seaport Boulevard
                            Boston, MA 02210-2604
                            Attn:   Stephen M. Andress
                            Fax:    617-310-9293

Section 5.03 AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.04 EXPENSES. All costs, fees and expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

Section 5.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

Section 5.06 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

Section 5.07 COUNTERPARTS. This Agreement may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5.08 ENTIRE AGREEMENT. This Agreement (including all Exhibits and Schedules and all other agreements referred to herein or therein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 5.09 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.

SRS MEDICAL CORP.

By:  /S/ KEVIN M. CONNOLLY
     ---------------------------------
Name:   KEVIN M. CONNOLLY

Title:   PRESIDENT


TIMM MEDICAL TECHNOLOGIES, INC.

By:  /S/ WILLIAM J. NYDAM
     ---------------------------------
Name:  WILLIAM J. NYDAM

Title:



               [SIGNATURE PAGE TO AGREEMENT OF PURCHASE AND SALE]